Exhibit 10.1

Form of Future Deferred Remuneration Arrangement
That was written and signed on the __ day of the month of _____, year ________

By and between:	Vishay Israel Ltd. co. no. 51- 051466-4
7 Hatnufa St., Petach Tikva
Hereinafter the "Company"

Of the first part;

And:

Hereinafter the "Employee"

Of the second part;

Whereas	the Employee engages in a senior position in the Company, and he is most significant to the Company’s business activity;

And whereas	the Company proposes to the Employee to establish a fund to be accumulated in his favor for his retirement from the Company, as set forth in this agreement;

And whereas
it was agreed that in order to ensure payment of the funds used for establishing the fund accumulated in favor of the Employee at the time of his retirement, the Company will record a provision in its books and also deposit amounts as set forth in Appendix A to this agreement;

Therefore, it was declared, stipulated and agreed by and between the parties as follows:

1. Introduction, Appendices, and Interpretation

1.1.	The preamble of this agreement constitutes an integral part hereof.

1.2.	The titles in this agreement are for convenience only, and they shall not be used for the interpretation of this agreement.

2. Reduction of Payment to an Employee against the Company's Future Commitment to Pay Upon Retirement

The sources of the reduction which shall be set forth hereafter, in subsections 2.1-2.4, in whole or in part, will be made against the Company's future commitment to pay these funds to the Employee, as follows:

2.1.	Reduction from Current Salary

	2.1.1.	The Employee's monthly salary will be reduced by % ____ (hereinafter - Reduction Amount from the Current Salary)

2.1.2.	It is clarified that the Reduction Amount from the Current Salary will also include social provisions associated with the reduced salary - provisions for "Pension", "Severance Pay" and "Supplementary Study Fund".

	2.1.3.	The Reduction Amount from the Current Salary will be recorded in the Company's books as a provision for a future liability in favor of the Employee.

	2.1.4.	The Reduction Amount from the Current Salary will be deposited in a policy held by the Company, as set forth in section 4 hereafter.

2.2.	Reduction from the Value of the Benefits Associated with the Salary

2.2.1.	The amount of the value of the benefits provided to the Employee, in whole or in part, will be reduced in accordance with the Employee's decision (hereinafter - Reduction from the Benefits), as specified in Appendix A to this agreement.

2.2.2.	It is clarified that the Reduction Amount from the Benefits will also include the social provisions associated with the value of the benefits that were reduced - provisions for "Pension", "Severance Pay", and "Supplementary Study Fund", to the extent they are included.

	2.2.3.	The Reduction Amount from the Benefits will be recorded in the Company's books as a provision for a future liability in favor of the Employee.

	2.2.4.	The Reduction Amount from the Benefits will be deposited in a policy held by the Company, as set forth in section 4 hereafter.

2.3.	Reduction from the Annual Bonus

2.3.1.	The amount of the annual bonus to which the Employee is entitled, in whole or in part, will be reduced in accordance with the Employee's decision (hereinafter - Reduction from the Bonus), as set forth in Appendix A to this agreement.

	2.3.2.	The Reduction Amount from the Bonus will be recorded in the Company's books as a provision for a future liability in favor of the Employee.

	2.3.3.	The Reduction Amount from the Bonus will be deposited in a policy held by the Company, as set forth in section 4 hereafter.

2.4.	Reduction from the Provisions for "Pension", "Severance Pay", and "Supplementary Study Fund"

2.4.1.	The provisions shall be reduced associated with the current salary or the new salary after the reduction, insofar as the Employee chose to reduce them from his current salary in accordance with sections 2.1 and 2.2 above, which originate from "Pension", "Severance Pay" and "Supplementary Study Fund", which exceed the deposit ceiling exempt from tax. (hereinafter - the Reductions from "Pension", "Severance Pay" and "Supplementary Study Fund").

	2.4.2.	The reductions amount from "Pension", "Severance Pay" and "Supplementary Study Fund", will be recorded in the Company's books as a provision for a future liability in favor of the Employee.

	2.4.3.	The reductions amount from "Pension", "Severance Pay" and "Supplementary Study Fund", will be deposited in a policy held by the Company, as set forth in section 4 hereafter.

2.5.	"Reduction from the Current Salary", "Reduction from the Benefits", "Reduction from the Bonus", and "Reductions from "Pension", "Severance Pay" and "Supplementary Study Fund", including the profits that will accrue thereon in the policy, until payment is made to the Employee, will be defined together in the agreement hereinafter - the Funds.

3. Marking an Investment Route between the Deposit Routes chosen by the Company for its Employees

Out of the variety of investment routes offered by the insurance company, the Company will select several routes that it intends to offer its Employees when they join the plan.

In the framework of signing this agreement and the Employee joining the Company's policy and on that date only, the Employee is entitled to choose the investment route where the policy funds will be deposited from among those same routes that the Company offered him.

The Employee's choice of one of the investment routes, upon joining the plan and signing this agreement, is a condition for depositing the policy funds.

4. Depositing the Funds in the Policy Held by the Company

4.1.	To ensure payment of the "Reduction from the Current Salary", the "Reduction from the Benefits" and the "Reductions from "Pension", "Severance Pay", and "Supplementary Study Fund" to the Employee, the Company will deposit, each month in which the Employee persisted at his work in the Company, and with respect to the "Reduction from the Bonus" - at the time when the bonus is paid by the Company, the appropriate amounts, as set forth in Appendix A to this Agreement.

4.2.	The funds will be deposited in an insurance policy managed by an insurance company, at the choice of the Company (hereinafter - the Policy), and the following rules will apply to it:

	4.2.1.	The Company is the "policyholder" and the Employee is the "insured".

	4.2.2.	The policy is not a "risk" type insurance policy, rather it is a "savings" type insurance policy.

4.2.3.	The policy is not a "provident fund", in respect of which an approval was given according to the provisions of section 13 of the Supervision of Financial Services (Provident Funds) Law, 5765- 2005 (hereinafter - the Supervision Law), therefore the provisions of section 20 of the Supervision Law, which grant an Employee the right to choose the intended provident fund do not apply to the policy.

4.3.	The Company shall be entitled, at any time and according to its sole discretion, as mentioned in section 4.2 above, to choose between the deposit routes, or decide to deposit part of the funds in each of the deposit routes, or to decide to transfer any amount that was deposited as mentioned in one of the deposit routes, including the profits thereon, to a deposit in another route.

At the same time, the Company may transfer the funds deposited and/or that will be deposited later to another insurance company, according to good faith considerations of maximizing the profits and/or protecting the investment of the funds, all subject to the law without imposing any liability on the Company due to an activity or inactivity of the Company in respect of the aforesaid.

5. Payment of the Funds to the Employee

5.1.	The Employee will be entitled to the funds at the time of his retirement and/or at the end of the employer-employee relationship, whatever the reason shall be for the retirement.

5.2.	The date on which the Employee will be entitled to the funds is at the time of his retirement, including upon his death heaven forbid, or at an earlier date, if he is determined to be permanently disabled according to the definition of the National Insurance Institution, or if he is determined to be disabled according to the Disability Law (Allowance and Rehabilitation), 5719- 1959 [Consolidated Version].

It is clarified that in the event of the death of the Employee heaven forbid his survivors or beneficiaries will be entitled to the funds, according to his choice while he is still alive.

5.3.	At the time of payment of the funds to the Employee, and for the purpose of payment, the Company will instruct the Insurance Company to pay the funds to the Employee.

6. Taxes

6.1.	The transfer of the funds to the Employee will be made subject to deducting withholding tax of any tax and/or other obligatory payment as set forth in section 6.2 hereafter.

6.2.	At the time of payment of the funds to the Employee, any tax or other obligatory payment, of any kind, in respect of the payment of the funds which shall accrue in the policy, including in respect of the profits will apply to the Employee or heaven forbid upon his death - to the beneficiaries to be determined by him, and it is agreed that the Company is not liable towards the Employee for the tax liability that will apply at that time.

7. The Parties' Consents

7.1.	It is agreed between the parties that the funds will not confer any social rights to the Employee, and they will not be considered as part of his salary, for the purpose of calculating the Employee's rights in accordance with his employment agreement.

7.2.	It is agreed between the parties that the funds are a one-time grant, and that their payment to the Employee will not require the Company to give to the Employee, or to any other party, any payment in the future.

7.3.	The provisions of the employment agreement between the Company and the Employee will continue to apply, subject to changes according to this arrangement.

8. The Company's Representations and Warranties

8.1.	The Company undertakes to allocate the funds for the Employee in accordance with the types of reductions set forth in subsections 2.1-2.4 above, in whole or in part, which the Company chose to apply to the Employee.

8.2.	The Company undertakes to pay the funds to the Employee, upon his retirement from the Company, all as set forth in this agreement.

9. The Employee's Representations and Warranties

9.1.	The Employee hereby represents that he is aware that the provisions of this agreement will not apply to the alternatives set forth in subsections 2.1-2.4, which the Company chose not to apply to the Employee.

9.2.	The Employee hereby represents that he is aware that the Company is the policy holder and the funds deposited in it belong to the Company, until the time they are paid to the Employee and that he will not have any lawsuits and/or claims, of any kind, against the Company in connection and/or in connection with the manner of investing the funds and/or the profits that will accrue thereon.

9.3.	The Employee hereby represents that from the date of the commencement of the arrangement and onwards, he has not and will not have any claims and/or lawsuits and/or demands, of any kind, against the Company and/or anyone on its behalf, in respect of the change and/or provisions in connection with the funds, subject to the full performance of the Company of its obligations under this agreement, and the Employee waives any such claim and lawsuit being aware of all his rights under the law.

9.4.	The Employee hereby represents that he is aware that he will not be entitled to assign, pledge, grant or transfer in any way his right to receive the funds that will accrue in the policy, including the profits thereon, except for a transfer to beneficiaries to be determined by him in the event of death (heaven forbid), as set forth in section 6.2 above.

10. Miscellaneous

10.1.	Any notice in connection with this agreement shall be sent in writing to the address of the parties, as it appears in the presentation of the parties to this agreement, or to any other address in respect of which the addressee will be give written notice.

Any message sent by fax will be deemed to have been received by the person to whom it is intended, on the business day right after the day of its transmission, and provided that the sender received the confirmation of transmission regarding the completion of the transmission and its integrity:

10.1.1.	The Company - [ ____________________ ], [ ____________________ ]
Fax no. Contact Person

10.1.2.	The Employee - [ ____________________ ], [ _____________________ ]
Fax no. Contact Person

10.2.	Any dispute or disagreement that erupts between the parties in connection with the execution, validity, interpretation, performance, enforcement, breach or cancellation of this agreement, will be decided according to the Israeli law, and the courts in Tel Aviv - Jaffa will have exclusive jurisdiction regarding any dispute or disagreement as mentioned.

And in witness whereof the parties have signed:

The Employee	The Company

Appendix A of the Future Deferred Remuneration Arrangement
That was written and signed on the __ day of the month of _____, year ________

By and between:	Vishay Israel Ltd. co. no. 51- 051466-4
7 Hatnufa St., Petach Tikva
Hereinafter the "Company"

Of the first part;

And:

Hereinafter the "Employee"

Of the second part;

Pursuant to Section 2 of the Future Deferred Remuneration Arrangement (Hereinafter the "Arrangement"), the employee requests the Company to make a reduction in payments to which he is entitled, against a future commitment of the Company to pay him upon retirement, all in accordance with the following details:

1.	Reduction from Current Salary (According to section 2.1 of the Arrangement): ___%

2.	Reduction from the Value of Benefits Associated with the Salary (According to section 2.2 of the Arrangement): ___%

3.	Reduction from the Annual Bonus (According to section 2.3 of the Arrangement): ___%

4.	Reduction from the Provisions for "Pension", "Severance Pay" and "Supplementary Study Fund" (According to section 2.4 of the Arrangement): ___%

The Employee	The Company

Appendix B to Future Deferred Remuneration Arrangement (U.S.A.)

WHEREAS, Vishay Israel Ltd. (the "Company") and [          ] (the "Employee") desire to enter into a Future Deferred Remuneration Arrangement (the "Arrangement");

WHEREAS, the Employee is subject to taxation in the United States of America;

WHEREAS, this Appendix B sets forth certain additional provisions intended to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, this Appendix B is incorporated into the Arrangement; and

WHEREAS, all terms not otherwise defined in this Appendix B shall have the meanings ascribed to such terms in the Arrangement.
1.	Nature of Arrangement. The Arrangement is intended to be an unfunded nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Code. While the Company will maintain and fund an insurance policy pursuant to Section 4 of the Arrangement, that policy will be an asset of the Company subject to claims of its general creditors, and all ownership rights under the policy will belong to the Company. The Employee and the Employee's beneficiaries will have no preferred claim on, or any beneficial ownership interest in, that insurance policy. Any rights of the Employee created under the Arrangement will be mere unsecured, contractual rights.

2.	Commencement of Arrangement. Deferrals under the Arrangement will commence in the calendar year immediately following the calendar year in which the Employee and the Company enter into the Arrangement. For avoidance of doubt, to the extent the Employee elects to defer all or a portion of the Employee's annual bonus pursuant to Section 2.3 of the Arrangement, the first annual bonus subject to this Arrangement will be the annual bonus earned with respect to the calendar year immediately following the calendar year in which the election is made.

3.	Disability. The employee shall not be considered "permanently disabled" under the Arrangement unless the Employee is also considered "Disabled" within the meaning of Treas. Reg. § 1.409A-3(i)(4).

4.	Lump Sum. Notwithstanding anything to the contrary in the Arrangement, all amounts payable under the Arrangement shall be payable in a lump sum within 60 days following the earliest to occur of: (i) the date the Employee becomes "permanently disabled." (ii) the date of the Employee's death, or (iii) the date of the Employee's Separation from Service. However, if the first of such events to occur is the Employee's Separation from Service, then to the extent required to comply with Treas. Reg. § 1.409A-3(i)(2), payment hereunder will be delayed until the first day of the seventh month following the date of such Separation from Service (or, if earlier, the date of the Employee's death), and amounts payable hereunder shall continue to be adjusted for deemed investment gain and loss incurred during the period of such delay. "Separation from Service" has the meaning set forth in Treas. Reg. § 1.409A-1(h). "Specified Employee" as the meaning set forth in Treas. Reg. § 1.409A-1(i).

5.	Acceleration Generally Prohibited. Notwithstanding anything in the Arrangement to the contrary, to the extent necessary to maintain compliance with Section 409A of the Code, the Company may accelerate payment under the Arrangement only to the extent such acceleration is permitted under Treas. Reg. § 1.409A-3(j)(4).

6.	Amendment and Termination. The Company may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Arrangement or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of the Employee, reduce the amount credited to the Employee under the Arrangement as of the date of such amendment, modification, suspension or termination; and provided, further, that to the extent necessary to maintain compliance with Section 409A of the Code, any termination of the Arrangement will be conducted in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix).

7.	Tax Withholding. The Company and its affiliates shall have the right to deduct from any amounts otherwise payable under the Arrangement any federal, state, local, or other applicable taxes required to be withheld.

8.	Section 409A of the Code. The Arrangement is intended to comply with the requirements of Section 409A of the Code and should be interpreted consistent with that intent. Nonetheless, the Company does not guaranty the tax treatment of the Arrangement. Statutory and regulatory citations herein will be deemed to include successors to the provisions cited.

9.	Benefits Not Assignable. Other than a beneficiary designation made in accordance with the Arrangement, no right of the Employee under the Arrangement will be subject to anticipation, alienation, transfer, sale, assignment, pledge or encumbrance.

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